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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) July 10, 1997


                                 HAWK CORPORATION
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              (Exact name of Registrant as Specified in Its Charter)


                                     Delaware
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                  (State or Other Jurisdiction of Incorporation)


               333-18433                                 34-1610236
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     (Commission File Number)            (I.R.S. Employer Identification No.)


200 Public Square, Suite 30-5000, Cleveland, Ohio 44114-2301
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(Address of Principal Executive Office)  (Zip Code)


                                  (216) 861-3553
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               (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS.

On July 10, 1997, Hawk Corporation (the "Registrant") signed an agreement to acquire substantially all of the assets of Sinterloy, Inc. ("Sinterloy"), a privately-held Illinois corporation engaged in the manufacture and distribution of powdered metal products used primarily in the office supply industry. If the acquisition is consummated, the Registrant will pay approximately $15 million, subject to adjustment based on Sinterloy's net equity, for the assets of Sinterloy, in addition to assuming certain liabilities of Sinterloy. Robert
G. Sierks, President of Sinterloy, will remain as President of Sinterloy after the acquisition.

The acquisition is subject to required regulatory approvals and other customary terms and conditions. Registrant and Sinterloy expect that the transaction will be completed in the third quarter of 1997.

This Form 8-K includes forward looking statements. Actual results may differ materially from those projected in the forward looking statements, and there is no assurance that the transaction with Sinterloy will be consummated.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (A)  Financial Statements of the Business Acquired.

          Audited financial statements for Sinterloy, Inc. for the years ended December 31, 1996 and 1995 will be filed not later than 75 days following the closing of the transaction.

     (B)  Pro Forma Financial Information.

          Pro forma financial statements of the Registrant showing the effect of the acquisition of Sinterloy, Inc. will be filed not later than 75 days following the closing of the transaction.

     (C)  Exhibits.

          99.1 Asset Purchase Agreement dated as of July 10, 1997 by and among Registrant, Sinterloy and Robert G. Sierks.


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                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HAWK CORPORATION


Dated July 16, 1997                     /S/ Ronald E. Weinberg
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                                        By Ronald E. Weinberg, Vice-Chairman
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                                  EXHIBIT INDEX



                      EXHIBIT 99.1--Asset Purchase Agreement